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                                                                    EXHIBIT 23.3

                           BENTON OIL AND GAS COMPANY

                    INDEPENDENT PETROLEUM ENGINEERS' CONSENT

     Ryder Scott Company, L.P. hereby consents to the use of its name in reference to its preparation of the Benton Oil and Gas Company reserve report, dated as of December 31, 2000 and 2001, in the Form 10-K Annual Report of Benton Oil and Gas Company to be filed with the Security and Exchange Commission.

                                          RYDER SCOTT COMPANY, L.P.

Denver, Colorado
February 25, 2002